                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):   FEBRUARY 5, 1999

                             SCOTLAND BANCORP, INC.
                    -----------------------------------------
            (Exact name of registrant as specified in its charter)

       NORTH CAROLINA                   1-14266                  56-1955133
------------------------------        -----------            ------------------
(State or other jurisdiction          (Commission            (IRS Employer
  of incorporation)                   File Number)           Identification No.)


                             505 SOUTH MAIN STREET
                             POST OFFICE BOX 1468
                     LAURINBURG, NORTH CAROLINA 28353-1468
                     -------------------------------------
                   (Address of principal executive offices)



Registrant's telephone number, including area code:  (910) 276-2703
                                                     ---------------

                                      N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     At the annual meeting of the stockholders of Scotland Bancorp, Inc., Laurinburg, North Carolina (the "Company"), held on January 28, 1999, the stockholders of the Company approved the Agreement and Plan of Reorganization and Merger dated August 26, 1998 (the "Agreement") by and between the Company and Centura Banks, Inc., Rocky Mount, North Carolina ("Centura"). The terms of the Agreement provide that Centura, through a series of transactions, will acquire the Company and the Company's wholly-owned savings bank subsidiary, Scotland Savings Bank, Inc., SSB (the "Acquisition") and that in connection with the Acquisition, each of the outstanding shares of the Company's common stock would be converted into the right to receive a cash payment from Centura of $11.75. The Merger became effective as of the Company's close of business on February 5, 1999. The Company's common stock, which is traded on the American Stock Exchange, will be delisted in accordance with applicable rules and regulations of the American Stock Exchange and the Securities and Exchange Commission.

     A copy of the press release announcing consummation of the Acquisition is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits

         (99)(a) Press Release distributed February 5, 1999




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SCOTLAND BANCORP, INC.


Date: February 10, 1999                  By: /s/ William C. Fitzgerald, III
                                            ------------------------------------
                                         William C. Fitzgerald, III, President
                                         and Chief Executive Officer

                                    PAGE 2
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                                 EXHIBIT INDEX
                                 -------------


       Exhibit No.            Description
       -----------            -----------
       (99)(a)                Press Release distributed February 5, 1999


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